Exhibit 4.3

AMENDMENT TO THE STOCKHOLDERS AGREEMENT

THIS AMENDMENT dated as of November 1, 2006 (the “Amendment”) to the Stockholders Agreement dated as of August 13, 2004 (the “Stockholders Agreement”) by and among Innophos Holdings, Inc., a Delaware corporation (the “Company”) and the other parties signatory thereto (the “Stockholders”). Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Stockholders Agreement.

WHEREAS, in accordance with Section 11 of the Stockholders Agreement, the Company and the Bain Holders desire to amend the Stockholders Agreement to delete certain provisions thereof.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Amendment to Stockholders Agreement. Sections 1, 2, 3, 4 5, 6, 7 and 8 of the Stockholders Agreement are hereby deleted in their entirety and replaced with the following:

“[Intentionally Omitted]”

2.	Other Provisions to Remain In Effect. Except as amended, waived or otherwise modified hereby, the Stockholders Agreement remains in full force and effect.

3.	Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute on instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Stockholders Agreement to be duly executed and delivered as of the date first above written.

INNOPHOS HOLDINGS, INC.

By:	/s/ Randolph E. Gress
Name:
Title:

BAIN CAPITAL FUND VII, LLC

By:	Bain Capital Fund VII, L.P., its sole member
By:	Bain Capital Partners VII, L.P., its General Partner
By:	Bain Capital Investors, LLC, its General Partner

BY:	/s/ Stephen Zide
Managing Director

BAIN CAPITAL FUND VIII, LLC

By:	Bain Capital Fund VIII, L.P., its sole member
By:	Bain Capital Partners VIII, L.P., its General Partner
By:	Bain Capital Investors, LLC, its General Partner

BY:	/s/ Stephen Zide
Managing Director

BCIP ASSOCIATES III, LLC

By:	BCIP Associates III, its Manager
By:	Bain Capital Investors, LLC, its Managing Partner

BY:	/s/ Stephen Zide
Managing Director

BCIP TRUST ASSOCIATES III, LLC

By:	BCIP Trust Associates III, its Manager
By:	Bain Capital Investors, LLC, its Managing Partner

BY:	/s/ Stephen Zide
Managing Director

BCIP ASSOCIATES III-B, LLC

By:	BCIP Associates III-B, its Manager
By:	Bain Capital Investors, LLC, its Managing Partner

BY:	/s/ Stephen Zide
Managing Director

BCIP TRUST ASSOCIATES III-B, LLC

By:	BCIP Trust Associates III-B, its Manager
By:	Bain Capital Investors, LLC, its Managing Partner

BY:	/s/ Stephen Zide
Managing Director